                              SUBSCRIPTION BOOKLET

                               FOR THE PURCHASE OF

                               UNITS CONSISTING OF

                                  COMMON STOCK

                            AND COMMON STOCK WARRANTS

                                       OF

                                iCHARGEIT, INC.,
                               a Texas corporation












                  CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS
              TO SUBSCRIBERS IMMEDIATELY FOLLOWING THIS COVER PAGE








                                 iCHARGEIT, INC.
                            300 Pacific Coast Highway
                                    Suite 308
                       Huntington Beach, California 92658
                            Telephone: (714) 594-0441
                            Facsimile: (714) 374-0220

                           INSTRUCTIONS TO SUBSCRIBERS

         In order to subscribe for Units to purchase shares of Common Stock and Common Stock Warrants of iChargeit, Inc., a Texas corporation (the "Company"), the following should be done:

                  1. COMPLETE AND RETURN TWO (2) COPIES OF THE ATTACHED SUBSCRIPTION AGREEMENT TO iCHARGEIT, INC., 300 PACIFIC COAST HIGHWAY, SUITE 308, HUNTINGTON BEACH, CALIFORNIA 92658 (ATTENTION: JESSE COHEN). PLEASE NOTE THAT INCOMPLETE DOCUMENTS WILL BE RETURNED TO SUBSCRIBERS FOR COMPLETION. If you have any questions about completion of the documents, please contact Jesse Cohen of iChargeit, Inc. at (714) 594-0441.

                  2. Please print the name of the prospective investor, contact person, telephone number and facsimile number in the upper right-hand corner of the cover page and fill in the amount of your aggregate investment.

                  3. Write your initials next to each investor category to which you belong in paragraph 4(a) and complete the other information called for by
Section 4. ONLY INVESTORS WHO QUALIFY AS "ACCREDITED INVESTORS" WILL BE ELIGIBLE TO PURCHASE UNITS FROM THE COMPANY.

                  4. Note your obligations to update your representations and warranties, as set forth in the final paragraph of Section 5.

                  5. If you are an individual, you should complete all required information on the "Individuals" signature page and sign the Subscription Agreement.

                  6. If you are a corporation, partnership, trust or other type of entity, you should complete all required information on the "Corporations, Partnerships, Trusts and Other Entities" signature page and sign the Subscription Agreement.

                  7. NOTE THAT THE MINIMUM SUBSCRIPTION THAT WILL BE ACCEPTED IS $50,000.

                  8. When you return your documents, please enclose a check payable to the order of "iChargeit, Inc." for an amount equal to the aggregate amount of your investment.

TWO (2) COPIES OF EACH OF THE SUBSCRIPTION AGREEMENT SHOULD BE RETURNED OR DELIVERED AS SOON AS POSSIBLE TO:

                                 iCHARGEIT, INC.
                           300 Pacific Coast Highway,
                                    Suite 308
                           Huntington Beach, CA 92658
                                Attn: Jesse Cohen

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                                  Name of Prospective Investor: ________________
                                  Contact Person: ______________________________
                                  Telephone Number:_____________________________
                                  Fax Number:___________________________________
                                  Amount:_______________________________________


                                iCHARGEIT, INC.,
                               a Texas corporation


                             SUBSCRIPTION AGREEMENT


TO:      iCHARGEIT, INC.
         300 Pacific Coast Highway, Suite 308
         Huntington Beach, CA  92658
         Attn:  Jesse Cohen


         The undersigned ("SUBSCRIBER"), on the terms and conditions herein set forth, tenders this subscription to iChargeit, Inc., a Texas corporation (the "COMPANY"), and hereby offers to purchase units (the "UNITS"), each Unit for five shares (the "Shares") of the Company's Common Stock and a Warrant to purchase one share of Common Stock at an exercise price of $2.50 per share (the "WARRANT"), as provided herein.

         1.       SUBSCRIPTION.

                  (a) Subject to the terms and conditions hereof, the undersigned hereby tenders this Subscription (herein so called) to purchase a number of Units of the Company set forth opposite Subscriber's name on the signature page hereto for a purchase price of $3.25 per Unit. Each Unit shall include: (i) five shares of the Company's Common Stock; and (ii) a warrant, a form of which is attached hereto as EXHIBIT A, to purchase one share of Common Stock at an exercise price of $2.50 per share, exercisable until September 1, 2002.

                  (b) The undersigned hereby tenders payment of the total purchase price of the Units subscribed for with this Subscription Agreement (the "Subscription Agreement"). Subscription for the Units is irrevocable and shall be made by delivery of this Subscription Agreement to the Company.

2. ACCEPTANCE OF AGREEMENT. The Company shall have the right to accept or reject this Subscription, in whole or in part, in its sole and absolute discretion. In addition, the Company shall have the right to reject this Subscription Agreement if it believes for any reason that the Subscriber is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission or does not have sufficient knowledge and experience in financial and business matters so as to be able to evaluate the risks and merits of the investment in the Company. This Subscription Agreement shall be deemed to be accepted by the Company only when the Company executes the Subscription Agreement in the space provided. Upon execution of this Subscription Agreement by the Company, the Company will forward a fully executed copy of same to Subscriber's address as set forth on the signature page hereof.

3. CLOSING DATE. The closing (the "CLOSING") of the purchase and sale of the Units shall be held at the offices of the Company at a time and on the date selected by the Company.

         4.       REPRESENTATION AS TO INVESTOR STATUS.

                  (a) In order for the Company to offer and sell the Units in compliance with state and federal securities laws, the following information must be obtained regarding your investor status. PLEASE INITIAL EACH CATEGORY APPLICABLE TO YOU as an investor in the Company.

                  ______ (1) A natural person whose net worth, either individually or jointly with such person's spouse, at the time of the undersigned's purchase, exceeds $1,000,000;

                  ______ (2) A natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in calendar year 1997 and calendar year 1998 and reasonably expects to have individual income reaching the same level in calendar year 1999;

                  ______ (3) A bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

                  ______ (4) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

                  ______ (5) An insurance company as defined in Section 2(13) of the Securities Act;

                  ______ (6) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2(a)(48) of that Act;

                  ______ (7) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

                  ______ (8) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

                  ______ (9) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  ______ (10) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

                  ______ (11) A corporation, business trust, or partnership, or organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

                  ______ (12) A director or executive officer of the Company;

                  ______ (13) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

                  ______ (14) An entity in which ALL of the equity owners qualify under one or more of the above subparagraphs;

                  ______ (15) The undersigned does not qualify under any of the investor categories set forth in (1) through (14) above.

                  (b)      Indicate the form of entity of the undersigned:

                           ___ Individual

                           ___ Limited Partnership

                           ___ General Partnership

                           ___ Corporation

                           ___ Limited Liability Company

                           ___ Revocable Trust

                           ___ Other Type of Trust (indicate type of
                               trust:______________________)

                           ___ Other form of organization (indicate form
                               of organization:)

5. OTHER REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. The undersigned hereby represents and warrants to the Company as follows:

                  (a) The Units and the underlying Shares and Warrant are being acquired for the undersigned's own account for investment, with no intention of distributing or selling any portion thereof within the meaning of the Securities Act, and will not be transferred by the undersigned in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the undersigned has any interest in or any right to acquire the Units and the underlying Shares and Warrant. The undersigned understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Units, Shares or Warrant by anyone but the undersigned.

                  (b) The undersigned's financial condition is such that the undersigned is able to bear the risk of holding the Units and the underlying Shares and Warrant for an indefinite period of time and the risk of loss of the undersigned's entire investment in the Company.

                  (c) The Company has made available all additional information which the undersigned has requested in connection with the Company and its representatives, and the undersigned has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense).

                  (d) No representations or warranties have been made to the undersigned by the Company, or any representative of the Company. The undersigned expressly acknowledges that it has made its own investigation regarding the Company and is not relying on any other information regarding the Company.

                  (e) The undersigned has investigated the acquisition of the Units and the underlying Shares and Warrant to the extent the undersigned deemed necessary or desirable and the Company has provided the undersigned with any assistance the undersigned has requested in connection therewith.

                  (f) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Units and the underlying Shares and Warrant and of making an informed investment decision with respect thereto.

                  (g) The undersigned is aware that the undersigned's rights to transfer the Units and the underlying Shares and Warrant are restricted by the Securities Act, applicable state securities laws and the absence of a market for the Units and Warrants, and the undersigned will not offer for sale, sell or otherwise transfer the Units or the underlying Shares or Warrant, without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

                  (h) If the undersigned is an individual, the address set forth below is the undersigned's true and correct residence; if the undersigned is other than an individual, the entity has its principal office at the location indicated.

                  (i) The undersigned understands that the Units and the underlying Shares and Warrant have not been registered under the Securities Act or any state securities act in reliance on an exemption for private offerings, and the undersigned acknowledges that the undersigned is purchasing the Units and the underlying Shares and Warrant without being furnished any offering literature or prospectus.

                  (j) The undersigned has full power and authority to make the representations referred to herein, to purchase the Units and the underlying Shares and Warrant and to execute and deliver this Subscription Agreement.

                  (k) The undersigned acknowledges and is aware of the following:

                           (i) The investment in the Units and the underlying
Shares and Warrant is speculative and involves a high degree of risk of loss of the entire investment in the Company.

                           (ii) The Shares and the Warrant are "free trading"
and without restriction of any kind pursuant to an exemption from registration under Regulation D, Rule 504.

                           (iii) No state or federal agency has made any finding
or determination as to the fairness of the terms of the sale of the Shares or Warrant or any recommendation or endorsement thereof.

                           (iv) It never has been represented, guaranteed or
warranted to the undersigned by the Company, its agents or employees or any other person, expressly or impliedly, any of the following:

                                    (A) The approximate or exact length of time
that the undersigned will be required to remain as owner of the Units or the underlying Shares and Warrant; or

                                    (B) The profit or return, if any, to be
realized by making an investment in the Company.

                  (l) The undersigned understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Units or the underlying Shares and Warrant under the Securities Act, under the securities laws of all applicable states and for other purposes.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If in any respect such representations and warranties shall not be true and accurate prior to the acceptance of the Subscription by the Company, the undersigned shall give notice of such fact to the Company by telex, telegram, or facsimile with written confirmation of receipt, specifying which representations and warranties are not true and accurate and the reasons therefor.

6. INDEMNIFICATION. The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties made by the undersigned herein, and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription. The undersigned hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Subscription Agreement.

7. TRANSFERABILITY. The undersigned agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Units and the underlying Shares and Warrant acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

8. NO REVOCATION. The undersigned agrees that this Subscription Agreement and any agreement of the undersigned made hereunder is irrevocable, and that this Subscription Agreement shall survive the death or disability of the undersigned, except as provided below in Section 9.

9. TERMINATION OF AGREEMENT. If this Subscription is rejected by the Company, then and in any such event this Subscription Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder, and the Company promptly shall return or cause to be returned to the undersigned this Subscription Agreement and the money tendered hereunder.

10. NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or delivered by facsimile with written confirmation of receipt to the undersigned at the address set forth below and to the Company at the address set forth on the cover hereof, or at such other place as the Company or the undersigned may designate by written notice to the other party.

11. EXPENSES. The undersigned will pay the undersigned's own expenses relating to this Subscription Agreement, the ancillary documents attached hereto and the purchase of the Units and the underlying Shares and Warrant.

12. AMENDMENTS. Unless otherwise expressly provided herein or any document attached hereto, neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only with the written consent of the undersigned and the Company.

13. COUNTERPARTS; FACSIMILE. This Subscription Agreement may be executed in any number of counterparts and may be delivered by telecopy or facsimile, each of which shall be an original but all of which taken together shall constitute one Subscription Agreement.

14. GOVERNING LAW. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of California.

15. HEADINGS. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

16. SEVERABILITY. In case any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby.

                         [Signature on following page.]

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
                                   INDIVIDUALS


Dated:                     , 1999                             Co-owner (if any)
       -------------------


--------------------------------------                        --------------------------------------------
Signature                                                     Signature

--------------------------------------                        --------------------------------------------
Name (Please Print)                                           Name (Please Print)

Desired number of Units:                                      PLEASE INDICATE TYPE OF OWNERSHIP
                                    ---------------
Subscription Price per Unit:        X          3.25           / /     Individual
                                    ---------------           / /     Joint tenants, with rights of survivorship
                                                              / /     Tenants by the entirety
Total Subscription Amount                                     / /     Community property
(Minimum $50,000)                   ===============           / /     As Custodian for __________________
                                                                      under Uniform Transfers to Minors Act
                                                              / /     Other (Specify)
Residence Address:

--------------------------------------
Number and Street

--------------------------------------
City/State/Zip Code

--------------------------------------
Telephone No.

--------------------------------------
Social Security Number


Accepted this            day of                     , 1999
              ---------         -------------------
iCHARGEIT, INC., a Texas corporation


By:                                                                    / /      Accepted in full
    ----------------------------------
Its:                                                                   / /      Accepted only as to $______
    ----------------------------------

                   [Signature Page to Subscription Agreement]

              CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES


Dated:                     , 1999
         ------------------                                   -----------------------------------------------------
                                                              Purchaser Name (Please Print)


Date of formation:                 , 19              By:
                    ---------------    -----                  -----------------------------------------------------
                                                              Title:
                                                                    -----------------------------------------------

                                                              Address of Principal Place of Business:

Desired number of Units:                                      -----------------------------------------------------
                                    ---------------           Number and Street
Subscription Price per Unit         X          3.25
                                    ---------------
Total Subscription Amount                                     City/State/Zip Code
(Minimum $50,000)                   ===============

                                                              Taxpayer Identification Number


                                                              Mailing Address (if different):


                                                              Number and Street


                                                              City/State/Zip Code

Accepted this            day of                     , 1999
              ----------        -------------------
iCHARGEIT, INC., a Texas corporation


By:                                                           / /      Accepted in full
         -----------------------------------
Its:                                                          / /      Accepted only as to $_________
         -----------------------------------


                   [Signature Page to Subscription Agreement]

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